www.TractorSupply.com

TRACTOR SUPPLY COMPANY REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS

•	Net Sales Increased 8.3%; Comparable Store Sales Increased 5.0%

•	Diluted Earnings Per Share Increased 10.5% to $0.63

•	$192.9 Million of Capital Returned to Shareholders Through Share Repurchases and Quarterly Cash Dividends

•	Company Confirms 2019 Financial Guidance

Brentwood, TN, April 25, 2019 - Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States, today reported financial results for its first quarter ended March 30, 2019.

“Tractor Supply started off 2019 with strong performance in the first quarter with comparable store sales growth of 5.0% driven, once again, by balanced and broad-based sales growth across our differentiated model. Throughout the quarter, the team worked together to ensure that our seasonal product assortments and in-stock levels were appropriate to support our customers’ changing needs across our regions. As we enter the second quarter, we believe we are well-positioned to capitalize on the spring selling season,” said Greg Sandfort, Tractor Supply’s Chief Executive Officer.

“We continue to execute on our ONETractor strategy to provide our customers with a seamless shopping experience anytime, anywhere and in any way they choose, and we remain committed to creating sustainable long-term shareholder value.”

First Quarter Results
Net sales for the first quarter 2019 increased 8.3% to $1.82 billion from $1.68 billion in the first quarter of 2018. Comparable store sales increased 5.0% compared to an increase of 3.7% in the prior year’s first quarter. The comparable store sales results included increases in comparable transaction count and average ticket of 1.8% and 3.2%, respectively. All geographic regions of the Company and all major product categories had positive comparable store sales growth. The increase in comparable store sales was primarily driven by strength in everyday merchandise, including consumable, usable and edible products, along with strong demand for winter seasonal categories, and to a lesser extent, sales of spring merchandise.

Gross profit increased 9.1% to $615.0 million from $563.6 million in the prior year’s first quarter, and gross margin increased 26 basis points to 33.8% from 33.5% in the prior year’s first quarter. The increase in gross margin was primarily driven by strong sell-through of winter seasonal categories and the strength of the Company’s price management program, partially offset by an increase in transportation costs.

Selling, general and administrative (SG&A) expenses, including depreciation and amortization, increased 9.1% to $511.6 million from $468.9 million in the prior year’s first quarter. As a percent of net sales, SG&A expenses increased 21 basis points to 28.1% from 27.9% in the prior year’s first quarter. The increase in SG&A as a percent of net sales was primarily attributable to incremental costs associated with a new distribution facility in Frankfort, N.Y., and higher store and field team members’ incentive compensation due to the strong year-over-year performance and, to a lesser extent, investment in store team member wages. These SG&A increases were partially offset by leverage in occupancy and other costs from the increase in comparable store sales.

The effective income tax rate was 22.0% compared to 20.9% in the prior year’s first quarter.

Net income increased 7.6% to $76.8 million in the first quarter of 2019 from $71.4 million in the prior year’s first quarter and diluted earnings per share increased 10.5% to $0.63 from $0.57 in the first quarter of 2018.

The Company opened 10 new Tractor Supply stores and one Petsense store in the first quarter of 2019 compared to 15 new Tractor Supply store openings and four Petsense store openings in the prior year’s first quarter.

Fiscal 2019 Outlook
Given the seasonality of the business and the impact weather can have on the timing of sales and profitability between quarters, the Company continues to believe the business is more accurately assessed by the halves and not the quarters. Based on year-to-date performance, the Company confirms the following financial guidance for fiscal 2019:

Net Sales	$8.31 billion - $8.46 billion
Comparable Store Sales	+2.0% - +4.0%
Operating Margin Rate	8.9% - 9.0%
Net Income	$555 million - $575 million
Earnings per Diluted Share	$4.60 - $4.75
Capital Expenditures	$225 million - $250 million

Conference Call Information
Tractor Supply Company will hold a conference call today, Thursday, April 25, 2019 at 9:00 a.m. CT / 10:00 a.m. ET, hosted by Greg Sandfort, Chief Executive Officer; Steve Barbarick, President and Chief Operating Officer; and Kurt Barton, Chief Financial Officer. The call will be webcast live at IR.TractorSupply.com.

Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the webcast.

A replay of the webcast will also be available at IR.TractorSupply.com shortly after the conference call concludes.

About Tractor Supply Company
Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States, has been passionate about serving its unique niche, as a one-stop shop for recreational farmers, ranchers and all those who enjoy living the rural lifestyle, for more than 80 years. Tractor Supply offers an extensive mix of products necessary to care for home, land, pets and animals with a focus on product localization, exclusive brands and legendary customer service that addresses the needs of the Out Here lifestyle. With more than 29,000 team members, the Company leverages its physical store assets with digital capabilities to offer customers the convenience of purchasing products they need anytime, anywhere and any way they choose at the everyday low prices they deserve. At March 30, 2019, the Company operated 1,775 Tractor Supply stores in 49 states and an e-commerce website at www.TractorSupply.com.

Tractor Supply Company also owns and operates Petsense, a small-box pet specialty supply retailer focused on meeting the needs of pet owners, primarily in small and mid-size communities, and offering a variety of pet products and services. At March 30, 2019, the Company operated 176 Petsense stores in 26 states. For more information on Petsense, visit www.Petsense.com.

Forward-Looking Statements
As with any business, all phases of the Company’s operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding sales and earnings growth, estimated results of operations, including, but not limited to, operating margins, net income and comparable store sales, and capital expenditures. Other factors affecting future results include the amount of share repurchases, marketing, merchandising and strategic initiatives and new store and distribution center openings and expenses in future periods. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include, without limitation, national, regional and local economic conditions affecting consumer spending, the timing and acceptance of new products in the stores, the timing and mix of goods sold, weather conditions, the seasonal nature of the business, transportation costs, including but not limited to, carrier rates and fuel costs, purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations, failure of an acquisition to produce anticipated results, the ability to successfully manage expenses, including but not limited to, increases in wages, and execute key gross margin enhancing initiatives, the availability of favorable credit sources, capital market conditions in general, the ability to open new stores in the manner and number currently contemplated, the impact of new stores on the business, competition, including competition from online retailers, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, product liability and other claims, changes in federal, state or local regulations, potential judgments, fines, legal fees and other costs, breach of information systems or theft of employee or customer data, ongoing and potential future legal or regulatory proceedings, management of the Company’s information systems, failure to develop and implement new technologies, the failure of customer-facing technology systems, business disruption including from the implementation of supply chain technologies, effective tax rate changes, including expected effects of the Tax Cuts and Jobs Act, and results of examination by taxing authorities, the imposition of tariffs on imported products or the disallowance of tax deductions on imported products, the ability to maintain an effective system of internal control over financial reporting, and changes in accounting standards, assumptions and estimates. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(Financial tables to follow)

Condensed Consolidated Statements of Income
(Unaudited)
(in thousands, except per share amounts)

	FIRST QUARTER ENDED
	March 30, 2019		March 31, 2018
		% of		% of
		Sales		Sales
Net sales	$1,822,220	100.00%	$1,682,901	100.00%
Cost of merchandise sold	1,207,236	66.25	1,119,252	66.51
Gross profit	614,984	33.75	563,649	33.49

Selling, general and administrative expenses	465,809	25.56	426,113	25.32
Depreciation and amortization	45,767	2.51	42,787	2.54

Operating income	103,408	5.68	94,749	5.63
Interest expense, net	4,930	0.27	4,468	0.27

Income before income taxes	98,478	5.41	90,281	5.36
Income tax expense	21,646	1.19	18,848	1.12
Net income	$76,832	4.22%	$71,433	4.24%

Net income per share:
Basic	$0.63		$0.57
Diluted	$0.63		$0.57

Weighted average shares outstanding:
Basic	121,211		124,477
Diluted	122,152		125,174

Dividends declared per common share outstanding	$0.31		$0.27

Condensed Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands)

	FIRST QUARTER ENDED
	March 30, 2019	March 31, 2018
Net income	$76,832	$71,433

Other comprehensive income:
Change in fair value of interest rate swaps, net of taxes	(1,464)	1,832
Total other comprehensive income	(1,464)	1,832
Total comprehensive income	$75,368	$73,265

Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	March 30, 2019	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$102,215	$132,398
Inventories	1,881,332	1,760,065
Prepaid expenses and other current assets	90,692	86,815
Income taxes receivable	4,846	4,815
Total current assets	2,079,085	1,984,093

Property and equipment, net	1,120,869	1,050,399
Operating lease right-of-use assets	2,086,950	—
Goodwill and other intangible assets	124,492	124,492
Deferred income taxes	—	18,585
Other assets	25,805	30,218
Total assets	$5,437,201	$3,207,787

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$785,068	$732,524
Accrued employee compensation	28,704	23,274
Other accrued expenses	204,797	200,053
Current portion of long-term debt	21,250	25,000
Current portion of finance lease liabilities	3,683	3,545
Current portion of operating lease liabilities	260,441	—
Income taxes payable	7,991	29,539
Total current liabilities	1,311,934	1,013,935

Long-term debt	605,695	679,565
Finance lease liabilities, less current portion	28,336	31,717
Operating lease liabilities, less current portion	1,929,520	—
Deferred income taxes	6,878	—
Deferred rent	—	106,542
Other long-term liabilities	69,262	62,783
Total liabilities	3,951,625	1,894,542

Stockholders’ equity:
Common stock	1,380	1,364
Additional paid-in capital	864,738	728,588
Treasury stock	(2,635,996)	(2,288,364)
Accumulated other comprehensive income	2,350	5,190
Retained earnings	3,253,104	2,866,467
Total stockholders’ equity	1,485,576	1,313,245
Total liabilities and stockholders’ equity	$5,437,201	$3,207,787

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Three Months Ended
	March 30, 2019	March 31, 2018
Cash flows from operating activities:
Net income	$76,832	$71,433
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	45,767	42,787
(Gain) / loss on disposition of property and equipment	(224)	94
Share-based compensation expense	9,624	8,567
Deferred income taxes	13,485	(91)
Change in assets and liabilities:
Inventories	(291,790)	(306,857)
Prepaid expenses and other current assets	23,755	1,437
Accounts payable	165,087	155,956
Accrued employee compensation	(25,342)	(8,399)
Other accrued expenses	(31,159)	(5,226)
Income taxes	5,488	18,712
Other	(4,547)	(276)
Net cash used in operating activities	(13,024)	(21,863)
Cash flows from investing activities:
Capital expenditures	(28,785)	(45,144)
Proceeds from sale of property and equipment	358	13
Net cash used in investing activities	(28,427)	(45,131)
Cash flows from financing activities:
Borrowings under debt facilities	385,000	375,000
Repayments under debt facilities	(165,500)	(96,250)
Debt issuance costs	—	(346)
Principal payments under finance lease liabilities	(897)	(900)
Repurchase of shares to satisfy tax obligations	(3,026)	(569)
Repurchase of common stock	(155,319)	(157,463)
Net proceeds from issuance of common stock	34,732	4,363
Cash dividends paid to stockholders	(37,623)	(33,591)
Net cash provided by financing activities	57,367	90,244
Net change in cash and cash equivalents	15,916	23,250
Cash and cash equivalents at beginning of period	86,299	109,148
Cash and cash equivalents at end of period	$102,215	$132,398

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$6,137	$2,534
Income taxes	2,080	789

Supplemental disclosures of non-cash activities:
Non-cash accruals for construction in progress	$6,540	$12,270
Operating lease assets and liabilities recognized upon adoption of ASC 842	2,084,880	—
Increase of operating lease assets and liabilities from new or modified leases	64,519	—

Selected Financial and Operating Information
(Unaudited)

	FIRST QUARTER ENDED
	March 30, 2019	March 31, 2018
Sales Information:
Comparable store sales increase	5.0%	3.7%
New store sales (% of total sales)	3.2%	4.0%
Average transaction value	$43.99	$42.65
Comparable store average transaction value increase	3.2%	0.5%
Comparable store average transaction count increase	1.8%	3.2%
Total selling square footage (000’s)	29,729	28,502
Exclusive brands (% of total sales)	32.7%	32.7%
Imports (% of total sales)	11.8%	11.8%

Store Count Information:
Tractor Supply
Beginning of period	1,765	1,685
New stores opened	10	15
Stores closed	—	—
End of period	1,775	1,700
Petsense
Beginning of period	175	168
New stores opened	1	4
Stores closed	—	—
End of period	176	172
Consolidated end of period	1,951	1,872

Pre-opening costs (000’s)	$943	$1,667

Balance Sheet Information:
Average inventory per store (000’s) (a)	$915.4	$891.5
Inventory turns (annualized)	2.91	2.89
Share repurchase program:
Cost (000’s)	$155,319	$157,463
Average purchase price per share	$90.09	$66.53

Capital Expenditures (in millions):
Information technology	$9.7	$17.8
Existing stores	7.5	4.3
New and relocated stores and stores not yet opened	7.3	10.5
Distribution center capacity and improvements	4.2	12.4
Corporate and other	0.1	0.1
Total	$28.8	$45.1

(a) Assumes average inventory cost, excluding inventory in transit.